Exhibit 10.40

Form of Registration Rights Agreement

FORM OF

REGISTRATION RIGHTS AGREEMENT

by and among

CITIGROUP INSURANCE HOLDING CORPORATION,

WARBURG PINCUS PRIVATE EQUITY X, L.P.,

WARBURG PINCUS X PARTNERS, L.P.

and

PRIMERICA, INC.

Dated as of [—], 2010

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Index of Principal Terms

Defined Term	Section

Action	1.1
Additional Warrant	1.1
Affiliate	1.1
Agreement	1.1
Beneficial Ownership	1.1
Business Day	1.1
Citi	Recitals
Citi Affiliated Group	1.1
Common Stock	Recitals
Company	Recitals
Company Indemnitees	2.14(b)
Company Subsidiaries	1.1
Delay Period	2.2(d)
Demand Registration	2.2(b)
Exchange Act	1.1
Full Cooperation	1.1
Fully Marketed Underwritten Offering	1.1
Governmental Entity	1.1
Holder Indemnitees	2.14(a)
Holders	1.1
indemnified party	2.14(c)
indemnifying party	2.14(c)
Independent Contractor Representatives	1.1
Initial Public Offering	1.1
Inspectors	2.4(j)
IPO S-1	1.1
Issuer Free Writing Prospectus	1.1
Law	1.1
Losses	2.14(a)
Non-Voting Stock	Recitals
Person	1.1
Piggyback Registration	2.1(a)
Primerica	Recitals
Primerica Records	2.4(j)
Privilege	1.1
Prospectus	1.1
Purchase Agreement	Recitals
Qualified IPO	1.1
Registrable Securities	1.1
Registration Statement	1.1
Rule 144	1.1

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Rule 144A	1.1
SEC	1.1
Securities Act	1.1
Selling Holder	1.1
Shelf Registration Statement	2.2(a)
Subsidiary	1.1
Suspension Notice	2.4(f)
transferee	2.10(a)
Underwritten Offering	1.1
Warburg	Recitals
Warrant	1.1

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REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of [—], 2010, by and among Primerica, Inc., a Delaware corporation (the “Company” or “Primerica”), Warburg Pincus Private Equity X, L.P., a Delaware limited partnership, Warburg Pincus X Partners, L.P. , a Delaware limited partnership (together with Warburg Pincus Private Equity X L.P., “Warburg”), and Citigroup Insurance Holding Corporation, a Georgia corporation (“Citi”).

WHEREAS, Primerica, Warburg and Citi have entered into the Securities Purchase Agreement, dated as of [—], 2010, (as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which, among other things, Citi has agreed to sell to Warburg, and Warburg has agreed to purchase from Citi, shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and warrants to acquire Common Stock and/or non-voting common stock of the Company, par value $0.01 per share (the “Non-Voting Stock”).

WHEREAS, in connection with the execution of the Purchase Agreement, Primerica has agreed to provide to Warburg and Citi certain rights as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Defined Terms. As used herein, the following terms shall have the following meanings (capitalized terms not defined herein shall the meanings assigned to them in the Purchase Agreement):

“Action” means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented, restated or modified from time to time.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The term “Beneficially Own” shall have a correlative meaning.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Citi Affiliated Group” means Citi and its Affiliates (excluding Primerica).

“Citi Note” means that certain note to be issued by Primerica to Citi on or about —, 2010 in the amount of $350 million, and any note subsequently issued by Primerica to any member of the Citi Affiliated Group in exchange therefor.

“Company Subsidiaries” has the meaning assigned to such term in the Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Full Cooperation” means, in connection with any Fully Marketed Underwritten Offering, in addition to the other cooperation otherwise required by this Agreement, (a) members of senior management of Primerica (including the co-chief executive officers and the chief financial officer) shall fully cooperate with the underwriter(s) in connection therewith, and make themselves available to participate in all of the marketing processes of the Fully Marketed Underwritten Offering as recommended by the underwriter(s), and (b) Primerica shall prepare preliminary and final Prospectuses for use in connection with such offering containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum information required by law, rule or regulation).

“Fully Marketed Underwritten Offering” means an Underwritten Offering which includes due diligence sessions, road shows, one-on-one meetings with prospective purchasers of the Registrable Securities, and other customary marketing activities, as recommended by the underwriter(s).

“Governmental Entity” means any governmental or regulatory federal, state, local and foreign authority, agency, court, commission or other entity, including any stock exchange or other self-regulatory organization.

“Holders” means Warburg, Citi and any permitted transferee of Registrable Securities.

“Independent Contractor Representatives” means all individuals who render services to Primerica or any of its subsidiaries who are classified by Primerica or such subsidiary as having the status of an independent contractor.

“Initial Public Offering” means Primerica’s firm commitment underwritten initial public offering filed under the Securities Act covering the offer and sale of Common Stock.

“Intercompany Agreement” means that certain intercompany agreement, dated as of —, 2010, entered into between Primerica and Citigroup, Inc., a Delaware corporation.

“IPO S-1” means Primerica’s registration statement on Form S-1 (No. 333-162918), as amended and filed with the SEC.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Law” means legislation, code, ordinance, writ, statute, treaty, rule, order, directive, bulletin, decree or regulation (including common law) of any Governmental Entities, including any publicly available binding judicial or administrative interpretation thereof.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Privilege” means the attorney-client privilege, the work product doctrine, or any other applicable protective privilege.

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means all shares of Common Stock held by a Holder and any securities issued directly or indirectly with respect to such shares because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events, including any shares of Common Stock held by Warburg as a result of the exercise of the Warrant or Additional Warrant or as a result of a conversion or exchange of Non-Voting Stock provided, that any shares of Common Stock held by Warburg that shall be subject to the restrictions on transfer set forth in Section 4.2 of the Purchase Agreement, shall not be Registrable Securities until such time as such restrictions on transfer shall expire or otherwise terminate or be waived in accordance with the terms of Section 4.2 of the Purchase Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold or disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold or disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) such securities may be sold pursuant to Rule 144 (or any successor provision) under the Securities Act without being subject to the volume limitations in subsection (e) of such rule.

“Registration Statement” means any registration statement of Primerica under the Securities Act that permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

“Rule 144A” means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Selling Holder” means each Holder of Registrable Securities participating in a registration pursuant to Article II.

“Subsidiary” means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 51% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity.

“Underwritten Offering” means a registration in which Common Stock of Primerica is sold to an underwriter for reoffering to the public.

Section 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1. Piggyback Registrations.

(a) Right to Piggyback. Whenever Primerica proposes to register for sale under the Securities Act or publicly sell under a “shelf” registration statement any Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) for its own account or the account of any stockholder of Primerica (other than the Initial Public Offering of Common Stock contemplated by the IPO S-1, offerings pursuant to employee benefit plans, or noncash offerings in connection with a proposed acquisition, exchange offer, recapitalization or similar transaction) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), Primerica will give prompt written notice to the Holders and to all other holders of Common Stock having similar registration rights of its intention to effect such a registration or sale and, subject to Section 2.1(b) hereof, shall include in such transaction all Registrable Securities with respect to which Primerica has received written request for inclusion therein within 15 days after receipt of Primerica’s notice.

(b) Priority. If a registration or sale pursuant to this Section 2.1 involves an Underwritten Offering and the managing underwriter advises Primerica in good faith that in its opinion the number of securities requested to be included in such registration or sale exceeds the number which can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then Primerica will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated:

(i) if such offering was initiated by Primerica as a primary offering on behalf of Primerica, (x) first, to the securities Primerica proposes to sell, (y) second, among the shares of Common Stock requested to be included in such offering by any of the Holders, pro rata, on the basis of the aggregate number of shares of Common Stock and Non-Voting Stock owned by any such requesting Holder and its Affiliates vis-a-vis the other requesting Holders and their Affiliates on the date of such request, and (z) third, among other securities, if any, requested and otherwise eligible to be included in such offering;

(ii) if such offering was initiated by a security holder of Primerica (other than any Holder) as a secondary offering on behalf of such security holder (w) first, among the shares of Common Stock requested to be included in such offering by each Holder, pro rata, on the basis of the aggregate number of shares of Common Stock and Non-Voting Stock owned by any such requesting Holder and its Affiliates vis-a-vis the other requesting Holders and their Affiliates on the date of such request, (x) second, among the shares of Common Stock requested to be included in such offering by such requesting security holder, (y) third, among the shares of Common Stock requested to be included in such offering by any other stockholder of Primerica owning shares of Common Stock eligible for registration, and (z) fourth, among other securities, if any, requested and otherwise eligible to be included in such offering (including securities to be sold for the account of Primerica).

(iii) if such offering was initiated by any Holder as a secondary offering on behalf of such Holder, (x) first, to shares of Common Stock requested to be included in such offering by each Holder, pro rata, on the basis of the aggregate number of shares of Common Stock and Non-Voting Stock owned by any such requesting Holder and its Affiliates vis-a-vis the other requesting Holders and their Affiliates on the date of such request, (y) second, among the shares of Common Stock requested to be included in such offering by any other stockholder of Primerica owning shares of Common Stock eligible for registration, and (z) third, among other securities, if any, requested and otherwise eligible to be included in such offering (including securities to be sold for the account of Primerica).

(c) Withdrawal of Registrations. In the case of an offering initiated by Primerica as a primary offering on behalf of Primerica, nothing contained herein shall prohibit Primerica from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate or abandon the offering related thereto, without prejudice, however, to the rights of the Holders to immediately request a registration pursuant to Section 2.2 hereof.

Section 2.2. Requested Registrations.

(a) Right to Request Shelf Registration. At any time after the date hereof when Primerica is eligible to register shares of Common Stock on Form S-3 (or a successor form), upon the written request of any Holder, Primerica shall use commercially reasonable efforts to promptly file a registration statement (which, if permitted, shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act) on Form S-3 or such other form under the Securities Act then available to Primerica providing for the resale pursuant to Rule 415 from time to time of all or part of the Registrable Securities (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, the “Shelf Registration Statement”). If Primerica files any shelf registration statement for its own benefit or for the benefit of the holders of any of its securities other than the Holders, Primerica agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment. Primerica shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable following such filing. Primerica shall maintain the effectiveness of the Shelf Registration Statement for the maximum period permitted by SEC rules. The plan of distribution contained in the Shelf Registration Statement (or related Prospectus supplement) shall be determined by Citi, if any member of the Citi Affiliated Group is a requesting Holder for such Shelf Registration Statement, or otherwise by the other requesting Holder or Holders. Each Holder shall be entitled to an unlimited number of Fully Marketed Underwritten Offerings pursuant to the Shelf Registration Statement so long as the Registrable Securities proposed to be sold in each such offering either (1) equals or exceeds five percent (5%) of the number of shares of Common Stock outstanding at the time of the written request or (2) represents all of the remaining Registrable Securities owned by the requesting Holder and its Affiliates. If a Fully Marketed Underwritten Offering is requested, Primerica shall cause there to occur Full Cooperation in connection therewith. Except as provided in this Section 2.2(a) with respect to Underwritten Offerings, there shall be no limitation on the number of takedowns off the Shelf Registration Statement.

(b) Right to Request Additional Demand Registrations. At any time after the date hereof, upon the written request of any Holder requesting that Primerica effect the registration under the Securities Act of all or part of the Registrable Securities pursuant to a registration statement separate from a Shelf Registration Statement (a “Demand Registration”) (other than the Initial Public Offering of Primerica’s Common Stock contemplated by the IPO S-1), Primerica shall use commercially reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of such number of Registrable Securities requested to be so registered; provided, that Primerica shall not be required to file a registration statement pursuant to this Section 2.2(b) unless the number of Registrable Securities proposed to be included therein either (1) equals or exceeds five percent (5%) of the number of shares of Common Stock outstanding as of the time of such request or (2) represents all of the remaining Registrable Securities owned by the requesting Holder. In connection with each such Demand Registration, Primerica shall cause there to occur Full Cooperation. Promptly after receipt of any such request for Demand Registration, Primerica shall give written notice of such request to each other Holder and to all other holders of Common Stock having rights to have their shares included in such registration and shall, subject to the provisions of Section 2.2(c) hereof, include in such registration all such Registrable Securities with respect to which all stockholders having such rights have requested to be so registered.

(c) Priority. If a requested registration pursuant to this Section 2.2 involves an Underwritten Offering and the managing underwriter shall advise Primerica in good faith that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then Primerica will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated (except in situations where the last sentence of this Section 2.2(c) applies):

(i) first, to Registrable Securities requested by all Holders (including any Holders that did not exercise their Demand Registration rights pursuant to Section 2.2(b)) to be included in such registration, pro rata on the basis of the aggregate number of shares of Common Stock and Non-Voting Stock owned by any such requesting Holder and its

Affiliates vis-a-vis the other requesting Holders and their Affiliates on the date of such request; and

(ii) second, among all shares of Common Stock requested to be included in such registration by any other stockholder of Primerica owning shares of Common Stock eligible for such registration; and

(iii) third, among other securities, if any, requested and otherwise eligible to be included in such registration (including securities to be sold for the account of Primerica).

If the Board of Directors of Primerica determines in its good faith judgment that Primerica needs to raise common equity capital in the public capital markets to either (x) make a capital contribution to one of its principal insurance company Subsidiaries as requested by the principal regulator for such insurance company Subsidiary or to maintain the financial strength rating of such insurance company Subsidiary, (y) deleverage Primerica to address potential financial covenant defaults under any material debt agreement, or (z) use the proceeds thereof to repay the Citi Note, then Primerica shall have the right to include in such offering up to fifty percent (50%) of the total number of shares of securities that such underwriter advises can be so sold in such offering.

A registration will be deemed to be initiated by Primerica if Primerica provides written notice to the Holders of its intention to effect such a registration or sale pursuant thereto.

(d) Preemption of Demand Registration. Notwithstanding the foregoing, if the Board of Directors of Primerica determines in its good faith judgment, (i) that the disclosures that would be required to be made by Primerica in connection with such registration would be materially harmful to Primerica because of transactions then being considered by, or other events then concerning, Primerica, or would otherwise have a material adverse effect on Primerica, then Primerica may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section 2.2 for a reasonable period of time, or (ii) that registration at the time would require the inclusion of pro forma or other information, which requirement Primerica is reasonably unable to comply with, then Primerica may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section 2.2 for a reasonable period of time, but not in excess of 45 calendar days (or any longer period agreed to by the requesting holders of Registrable Securities); provided, that at all times Primerica is in good faith using commercially reasonable efforts to file the registration statement as soon as practicable. Primerica shall provide prompt written notice to the Selling Holders of (x) any deferment of the filing of a Demand Registration pursuant to this Section 2.2(d) and (y) Primerica’s decision to file such Demand Registration following such deferment. Primerica may defer the filing of a particular Demand Registration pursuant to this Section 2.2(d) only twice during any 12-month period. Notwithstanding the other provisions of this Section 2.2(d), Primerica may not defer the filing of a Demand Registration past the date that is the earliest of (a) the date that is five Business Days after the date upon which any disclosure of a matter the Board of Directors of Primerica has determined would be materially harmful to Primerica because of transactions then being considered by, or other events then concerning, Primerica, is disclosed to the public or ceases to be material, provided, that if filing such

Demand Registration at such time would require the inclusion of financial statements, pro forma or other information, which requirement Primerica is reasonably unable to comply with, then Primerica may defer such filing for a reasonable period of time, but not in excess of 30 calendar days (or any longer period agreed to by the requesting Holders) so long as at all times Primerica is in good faith using commercially reasonable efforts to file such Demand Registration as soon as practicable; or (b) such date that, if such deferment continued, would result in there being more than 90 days in the aggregate in any 12 month period during which the filing of one or more Registration Statements has been so deferred. The period during which a filing is so deferred hereunder is referred to as a “Delay Period.”

Section 2.3. Holdback Agreements. To the extent requested in writing by the managing underwriter of any Underwritten Offering, Primerica agrees not to, and shall exercise commercially reasonable efforts to obtain agreements (in the underwriters’ customary form) from its directors, executive officers and Beneficial Owners of five percent (5%) or more of the Common Stock not to, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of Primerica or enter into any hedging transaction relating to any equity securities of Primerica during the 90 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration or the pricing date of any Underwritten Offering pursuant to any Registration Statement (except as part of such Underwritten Offering or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriter managing the offering otherwise agrees to a shorter period.

Section 2.4. Registration Procedures. In connection with the registration and sale of Registrable Securities pursuant to this Agreement, Primerica shall use commercially reasonable efforts to effect or cause the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and Primerica shall:

(a) prepare and file with the SEC as expeditiously as possible but in no event later than 90 days after receipt of a request for registration with respect to such Registrable Securities, a registration statement on any form for which Primerica then qualifies or which counsel for Primerica shall deem appropriate, which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof and which otherwise complies with the terms of this Agreement, and use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable; provided, that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, including any documents incorporated by reference therein, Primerica shall (x) furnish to the Selling Holders and to one counsel selected by each of Warburg and its Affiliates (if Selling Holders) on the one hand and the Citi Affiliated Group (if Selling Holders) on the other hand (or by such Holders and holders of all other securities covered by such registration statement, but in no event to more than two firms of attorneys for all such selling security holders) copies of all such documents proposed to be filed, which documents shall be subject to the review of the Selling Holders and such counsel, and (y) notify the Selling Holders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days in the case of a Demand Registration or the maximum period of time permitted by SEC rule in the case of a Shelf Registration Statement, or, in either case, such shorter period which shall terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

(c) furnish, without charge, to each Selling Holder and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (including one conformed copy to each Selling Holder and one signed copy to each managing underwriter and in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Selling Holders may reasonably request in order to facilitate the disposition of the Registrable Securities registered thereunder.

(d) use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders, and the managing underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Holders and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities registered thereunder; provided, that Primerica shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(e) use commercially reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such insurance regulatory authorities as may be necessary by virtue of the business and operations of Primerica to enable the Selling Holders to consummate the disposition of Registrable Securities registered thereunder.

(f) immediately notify the managing underwriter, if any, and the Selling Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to Primerica’s attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (a “Suspension Notice”), and Primerica shall promptly prepare and furnish to the Selling Holders a supplement or amendment to such prospectus so that as thereafter delivered, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that if the Board of Directors of Primerica determines in its good faith judgment, (i) that the disclosure that would be required to be made by Primerica would be materially harmful to Primerica because of transactions then being considered by, or other events then concerning, Primerica, or would otherwise have a material adverse effect on Primerica, then Primerica may defer the furnishing to the Selling Holders a supplement or amendment to such prospectus for a reasonable period of time, or (ii) a supplement or amendment to such prospectus at such time would require the inclusion of pro forma or other information, which requirement Primerica is reasonably unable to comply with, then Primerica may defer the furnishing to the Selling Holders a supplement or amendment to such prospectus for a reasonable period of time, but not in excess of 45 calendar days (or any longer period agreed to by the requesting holders of Registrable Securities); provided, that at all times Primerica is in good faith using commercially reasonable efforts to file such amendment or supplement as soon as practicable; provided, however, that such deferrals shall not exceed 90 days in the aggregate in any 12 month period. In any event, Primerica shall not be entitled to deliver more than a total of three (3) Suspension Notices or notices of any Delay Period in any 12 month period.

(g) promptly notify the managing underwriter, if any, and the Selling Holders:

(i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(ii) of any written request by the SEC for amendments or supplements to the Registration Statement or any Prospectus or of any inquiry by the SEC relating to the Registration Statement or Primerica’s status as a well-known seasoned issuer;

(iii) of the receipt by Primerica of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(h) in the case of an Underwritten Offering, (i) enter into such agreements (including underwriting agreements in customary form), (ii) take all such other actions as the Selling Holders or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including causing senior management and Primerica personnel to cooperate with the Selling Holders and the underwriter(s) in connection with performing due diligence) and (iii) cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the underwriter(s) and the Selling Holders;

(i) use commercially reasonable efforts to cause all such securities being registered to be listed on each securities exchange on which similar securities issued by Primerica are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable

Securities covered by such registration statement no later than the effective date of such registration statement;

(j) make available for inspection by the Holders and any holder of securities covered by such registration statement, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such persons (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Primerica and its Subsidiaries (collectively, “Primerica Records”), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause Primerica’s and its Subsidiaries’ officers, directors, employees and Independent Contractor Representatives to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement. Notwithstanding the foregoing, Primerica shall have no obligation to disclose any Primerica Records to the Inspectors in the event Primerica determines that such disclosure is reasonably likely to have an adverse effect on Primerica’s ability to assert the existence of a Privilege with respect thereto;

(k) if requested, use commercially reasonable efforts to obtain a “cold comfort” letter from Primerica’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters;

(l) in connection with each Demand Registration and each Fully Marketed Underwritten Offering, cause there to occur Full Cooperation and, in all other cases, make available senior management personnel to participate in, and cause them to cooperate with the underwriters in connection with, “road show” and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities;

(m) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of at least 12 months, beginning with the first month after the effective date of the registration statement (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(n) if requested to do so by the Selling Holders, use commercially reasonable efforts to create a depositary arrangement whereby depositary shares representing fractional shares of Registrable Securities will be issued and to cause to be prepared and to execute customary documentation with respect to such depositary arrangement and such other documentation that the Selling Holders may reasonably request in order to facilitate the disposition of the depositary shares created thereunder (including engaging a depositary and preparing and executing a depositary agreement).

It shall be a condition precedent to the obligation of Primerica to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Holder that such Holder shall furnish to Primerica such information regarding the securities held by such Holder and the intended method of disposition thereof as Primerica shall reasonably request and as shall be required in connection with the action to be taken by Primerica.

Section 2.5. Restriction on Disposition of Registrable Securities. Citi and Warburg agree that, upon receipt of a Suspension Notice, Citi and Warburg shall, and Warburg shall cause each of its Affiliates to, and Citi shall cause each member of the Citi Affiliated Group to, discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(f) hereof, or until otherwise notified by Primerica, and, if so directed by Primerica, Citi and Warburg shall, and Warburg shall cause each of its Affiliates to, and Citi shall cause each member of the Citi Affiliated Group to, deliver to Primerica (at Primerica’s expense) all copies (including any and all drafts), other than permanent file copies, then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event Primerica shall give any Suspension Notice, the 180-day period mentioned in Section 2.4(b) hereof shall be extended by the greater of (x) three months or (y) the number of days during the period from and including the date of the Suspension Notice to and including the date when the Selling Holders shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.4(f) hereof.

Section 2.6. Selection of Underwriters.

(a) For an Underwritten Offering made pursuant to a registration requested by any member of the Citi Affiliated Group pursuant to Section 2.2(b) hereof, Citi shall have the right to select a managing underwriter or underwriters to administer the offering, which may be Citigroup Global Markets Inc.

(b) For an Underwritten Offering made pursuant to a registration requested by Warburg or any of its Affiliates pursuant to Section 2.2(b) hereof, Warburg shall have the right to select a managing underwriter or underwriters to administer the offering.

(c) For an Underwritten Offering in which both a member of the Citi Affiliated Group, on the one hand, and any of Warburg or its Affiliates, on the other hand, are participating with estimated aggregate gross proceeds to each of the Citi Affiliated Group, on the one hand, and Warburg and its Affiliates, on the other hand, of at least $10 million, each of Citi and Warburg shall be permitted to select a co-lead managing underwriter and a co-book runner to administer such Underwritten Offering.

Section 2.7. Registration Expenses. Primerica shall pay for all costs and expenses with respect to its compliance with its obligations in connection with a registration pursuant to this Agreement, including: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on any national securities exchange or interdealer quotation system, (vi) the reasonable fees and disbursements of counsel for Primerica and customary fees and expenses for independent certified public accountants retained by Primerica (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) the reasonable fees and disbursements of not more than two firms of attorneys acting as legal counsel for all of the selling stockholders, collectively, (viii) the fees and expenses of any registrar and transfer agent or any depositary, (ix) the underwriting fees, discounts and commissions applicable to any Common Stock sold for the account of Primerica and (x) the cost of preparing all documentation in connection therewith. Except as otherwise provided in clause (ix) of this Section 2.7, Primerica shall have no obligation to pay any underwriting fees, discounts, commissions or expenses attributable to the sale of Registrable Securities, including the fees and expenses of any underwriters and such underwriters’ counsel or the costs and expenses of any insurance regulatory filings resulting from such sale.

Section 2.8. Conversion of Other Securities. If any holder of Registrable Securities offers any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 2.1 and 2.2 hereof.

Section 2.9. Rule 144; Rule 144A. If and for so long as Primerica is subject to the reporting requirements of the Exchange Act, Primerica shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 or Rule 144A (or any successor provisions) under the Securities Act.

Section 2.10. Transfer of Registration Rights.

(a) Any member of the Citi Affiliated Group and, subject to Section 4.2 of the Purchase Agreement, any of Warburg or any of its Affiliates may transfer all or any portion of its rights under this Agreement to any transferee of Registrable Securities constituting not less than 5% of the outstanding shares of Common Stock (each, a “transferee”) of Registrable Securities; provided, however, that no such minimum share assignment requirement shall be necessary for an assignment by a Holder which is (A) a partnership to its partners in accordance with partnership interests, (B) a limited liability company to its members in accordance with their interest in the limited liability company, or (C) a corporation to its stockholders in accordance with their interests in the corporation. Any transfer of registration rights pursuant to this Section 2.10 shall be effective upon receipt by Primerica of written notice from such Holder stating the name and address of any transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred. In connection with any such transfer, the term “Holder,” “Warburg,” “Citi” or “member of the Citi Affiliated Group” as used in this Agreement shall, where appropriate to assign such rights and obligations to such transferee, be deemed to refer to or include the transferee holder of such Registrable Securities. Any member of the Citi Affiliated Group, and Warburg and its Affiliates, may exercise their rights hereunder in such proportion as they shall agree among themselves.

(b) After such transfer, each Holder shall retain its rights under this Agreement with respect to all other Registrable Securities owned by such Holder.

(c) Upon the request of any Holder, Primerica shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to this Agreement.

Section 2.11. Free Writing Prospectuses. Primerica shall not permit any officer, director, underwriter, broker or other Person acting on behalf of Primerica to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities without the prior written consent of the Selling Holders and any underwriter.

Section 2.12. Certain Additional Agreements. If any Registration Statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of Primerica, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Holder and Primerica, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of Primerica’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of Primerica, or (b) in the event that such reference to such Holder by name or otherwise is not in the judgment of Primerica, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder; provided, however, that if any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of Primerica and if in such Holder’s sole and exclusive judgment, such Holder is or might be deemed to be an underwriter or a controlling Person of Primerica, such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and Primerica and presented to Primerica in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of Primerica’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of Primerica, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder; provided that with respect to this clause (ii), if reasonably requested by Primerica, such Holder shall furnish to Primerica an opinion of counsel to such effect, which opinion of counsel shall be reasonably satisfactory to Primerica.

Section 2.13. Other Registration Rights. Without the prior written consent of both Citi and Warburg (provided that (a) the consent of Citi shall not be required in the event that the Citi Affiliated Group shall cease to own Common Stock representing at least five percent of the outstanding Common Stock and (b) the consent of Warburg shall not be required in the event that Warburg and its Affiliates shall cease to own Common Stock representing at least five percent of the outstanding Common Stock), Primerica shall not grant to any Person the right to have securities of Primerica owned by them to be registered with the SEC for resale in an Underwritten Offering or otherwise, except such rights as (i) are not more favorable than the rights granted herein to the Holders, (ii) are not inconsistent with the rights granted to the Holders and (iii) do not adversely affect the priorities set forth herein of the Holders. The foregoing covenant shall not apply to registration on Form S-8 or any successor form thereto for the registration of securities issuable pursuant to employee benefit plans.

Section 2.14. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Selling Holder and the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, and each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement or any amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final Prospectus, any document incorporated by reference therein or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) any violation by the Company of any Law applicable in connection with any such registration, qualification, or compliance; provided, that the Company will not be liable to a Selling Holder or underwriter, as the case may be, in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, as the case may be, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder specifically for inclusion in such document, which information shall specifically be set forth in a separate letter signed by the Selling Holders that shall be requested by the Company prior to the effectiveness of any Registration Statement in which a Selling Holder is participating by registering Registrable Securities; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a Selling Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or Selling Holder within the meaning of the Securities Act, under the indemnity agreement in this Section 2.14 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, Selling Holder or controlling Person results from the fact that such underwriter or Selling Holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or selling Holder and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission (such failure to send or deliver, a “Delivery Failure”). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

(b) Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder agrees, severally and not jointly with any other Person, to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, the officers and directors of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any amendment of or supplement to any of the foregoing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), or any amendment of or supplement to any of the foregoing or other document, in reliance upon and in conformity with written information relating to such

Selling Holder furnished to the Company by such Selling Holder expressly for inclusion in such document (all of which information is set forth on Schedule I hereto; for purposes of this Section 2.14(b), any information relating to any underwriter that is contained in a Registration Statement or Prospectus shall not be deemed to be information relating to a Registration Indemnitee), or (ii) a Delivery Failure (other than any Delivery Failure related to an Underwritten Offering); provided, that no Selling Holder will be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 2.14 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its directors, officers or controlling Persons. The Company may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that the holder thereof acknowledge its agreement to be bound by the provisions of this Agreement (including this Section 2.14) applicable to it.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

(d) Contribution.

(i) If the indemnification provided for in this Section 2.14 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.14(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

(iii) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iv) The obligation of any Selling Holder obliged to make contribution pursuant to this Section 2.14(d) shall be several and not joint.

(e) Additional Provisions.

(i) Notwithstanding anything to the contrary contained in this Agreement, an indemnifying party that is a Holder shall not be required to indemnify or contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such Holder in the applicable offering exceeds the amount of any damages that such Holder has otherwise been required to pay pursuant to Section 2.14(b).

(ii) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, partner or controlling Person of such indemnified party and shall survive the transfer of securities.

(iii) The indemnification and contribution required by this Section 2.14 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Loss is incurred.

(iv) To the extent that any of the Selling Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 2.14 shall be applicable to the benefit of the Selling Holders in their role as deemed underwriter in addition to their capacity as a Selling Holder (so long as the amount for which any other Selling Holder is or becomes responsible does not exceed the amount for which such Selling Holder would be responsible if the Selling Holder were not deemed to be an underwriter of Registrable Securities) and (ii) the Selling Holders and their representatives shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

ARTICLE III

MISCELLANEOUS

Section 3.1. Other Activities; Nature of Holder Obligations. (a) Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

(b) Nature of Holders’ Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement, other than as expressly set forth herein. Nothing contained herein, and no action taken by any Holder pursuant hereto or in connection herewith, shall be deemed to constitute the Holders as a partnership, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or any of the transactions contemplated by this Agreement.

Section 3.2. Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of any Holder of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

Section 3.3. Termination. This Agreement shall terminate upon such time as there are no Registrable Securities, except for the provisions of Sections 2.7, 2.14 and this Article III, which shall survive such termination.

Section 3.4. Amendment and Waiver. If any member of the Citi Affiliated Group owns Registrable Securities, no amendment to or waiver of any provision in this Agreement will be effected without the written consent of Citi if such amendment or waiver adversely affects the rights of any member of the Citi Affiliated Group hereunder. If Warburg or any of its affiliates owns Registrable Securities, no amendment to or waiver of any provision in this Agreement will be effected without the written consent of [Warburg Pincus Private Equity X, L.P.] if such amendment or waiver adversely affects the rights of Warburg or any of its Affiliates (excluding Primerica) hereunder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 3.5. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 3.6. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Purchase Agreement and the Intercompany Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any understandings, agreements or representations by or among the parties, written or oral, prior to the date this agreement is first executed by Citi that may have related to the subject matter hereof in any way.

Section 3.7. Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

Section 3.8. Remedies. (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to seek an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 3.9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Company:

Primerica, Inc.

3120 Breckinridge Blvd.

Duluth, Georgia 30099

Attn: General Counsel

Facsimile: (770) 564-6216.

If to any member of the Citi Affiliated Group:

Citigroup Inc.

399 Park Avenue

New York, NY 10022

Attn: Michael Zuckert

Deputy General Counsel and Managing Director

Facsimile: [—]

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attn: Gregory A. Fernicola

Jeffrey A. Brill

Facsimile: (212) 735-2000

If to Warburg:

Warburg Pincus Equity Partners, L.P.

450 Lexington Avenue

New York, New York 10017-3911

Attention: Michael E. Martin

      Daniel Zilberman

Facsimile: (212) 716-8626

with a copy to (which copy alone shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019-6150

Attention: Edward D. Herlihy

      David K. Lam

Facsimile: (212) 403-2000

Section 3.10. Governing Law; WAIVER OF JURY TRIAL. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State and without regard to its conflict of laws principles, other than Section 5-1401 of the New York General Obligations Law. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereby agrees not to commence any such action, suit or proceeding other than before one of the above-named courts. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREE THAT ANY SUCH LEGAL PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY

Section 3.11. Condition to Effectiveness for Warburg. Warburg shall not have any rights or obligations under this Agreement until the closing of the sale of the securities to Warburg pursuant to the Purchase Agreement; neither Citi nor Primerica shall have any obligations to Warburg under this Agreement until such date; and any provisions relating to Warburg in this Agreement shall be inoperative until such date.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

PRIMERICA, INC.

By:
Name:
Title:

CITIGROUP INSURANCE HOLDING CORPORATION

By:
Name:
Title:

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X L.P., its general partner
By:	Warburg Pincus X LLC, its general partner
By:	Warburg Pincus Partners LLC, its sole member
By:	Warburg Pincus & Co., its managing member

By:
Name:
Title:

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X L.P., its general partner
By:	Warburg Pincus X LLC, its general partner
By:	Warburg Pincus Partners LLC, its sole member
By:	Warburg Pincus & Co., its managing member

By:
Name:
Title: